Irish Employee Version

GREENLIGHT CAPITAL RE, LTD.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
STOCK AWARD AGREEMENT

This Stock Award Agreement (the “Agreement”) is made, effective as of the [●] day of [●], 20[●] (the “Grant Date”), between Greenlight Capital Re, Ltd., a Cayman Islands exempted company (the “Company”), and [●] (the “Grantee”).
RECITALS:
WHEREAS, the Company has adopted the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan (as may be amended, the “Plan”) pursuant to which awards of restricted Class A ordinary shares of the Company (the “Shares”) may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant a conditional award of Shares provided for herein (the “Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration for the services rendered by the Grantee to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of Stock Award. Pursuant to Section 7 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Stock Award consisting of an unfunded and unsecured promise to deliver, in the aggregate, [●] Shares, subject to adjustment as provided in this Agreement (the “Restricted Stock Units”), having the rights and subject to the restrictions set out in this Agreement, the Plan and any employment agreement between the Grantee and the Company and/or any Affiliate of the Company (as may be amended, the “Employment Agreement”). The Restricted Stock Units shall vest and settle in accordance with Section 4 hereof.
2.Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.
3.Restrictions. Except as otherwise provided in the Plan or this Agreement, the Stock Award and Restricted Stock Units may not, any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in the entire Stock Award and Restricted Stock Units being automatically cancelled by the Company. In such case, all of the Grantee’s rights to the Restricted Stock Units and any underlying Shares shall immediately terminate.
4.Vesting and Settlement.
(a) Service-Based Restricted Stock Units. [●] of the Restricted Stock Units shall be deemed to be “Service-Based Restricted Stock Units”. Subject to and

Irish Employee Version

conditioned upon Grantee’s (x) Continuous Service through the applicable Service Vesting Date (as defined below) and (y) compliance with the terms and conditions of this Agreement, the Service-Based Restricted Stock Units shall vest as follows:
(1)One-third of the Service-Based Restricted Stock Units (rounded down to the nearest whole Restricted Stock Unit, if necessary) shall vest on January 1, 20[●];
(2)One-third of the Service-Based Restricted Stock Units (rounded down to the nearest whole Stock Unit, if necessary) shall vest on January 1, 20[●]; and
(3)The remaining Service-Based Restricted Stock Units shall vest on January 1, 20[●] (each such date, a “Service Vesting Date”).
(b)Performance-Based Restricted Stock Units. [●] of the Restricted Stock Units shall be deemed to be “Performance-Based Restricted Stock Units”. Subject to and conditioned upon Grantee’s (x) Continuous Service through January 1, 20[●] and (y) compliance with the terms and conditions of this Agreement, the Performance-Based Restricted Stock Units shall vest in accordance with the terms and conditions set forth on Exhibit A hereto, incorporated herein by reference, based upon the Company’s achievement of Performance Objectives (as defined in Exhibit A) during the three-year period beginning January 1, 20[●] and ending December 31, 20[●] (the “Performance Period”).
(c) Settlement. Subject to the terms and conditions of the Plan and this Award Agreement, upon vesting of the Restricted Stock Units the Company will deliver to the Grantee one Share for each such vested Restricted Stock Unit within five (5) days of the applicable vesting date.
5.Effect of Termination of Continuance Service. Subject to the terms and conditions of the Employment Agreement, if any, the Grantee’s compliance with any restrictive covenants by which the Grantee may be bound:
(a)Termination due to Death or Disability. Upon the termination of the Grantee’s Continuous Service due to death or Disability:
(1)all outstanding unvested Service-Based Restricted Stock Units, if any, shall vest; and
(2) a pro-rated portion of the outstanding unvested Performance-Based Restricted Stock Units, if any, based on a fraction, the numerator being the calendar days elapsing from the beginning of the Performance Period through and until (but not including) the date of Grantee’s termination of service and the denominator being the number of calendar days in the applicable Performance Period (such amount of Performance-Based Restricted Stock Units, the “Eligible Performance-Based Restricted Stock Units”), shall vest at the target level of achievement of the applicable performance objectives (i.e., based on an applicable percentage of 50% as described in Exhibit A). Any Performance-Based Restricted Stock Units that are not Eligible Performance-Based Restricted Stock Units shall be automatically cancelled by the Company and all of the Grantee’s rights to such Restricted Stock Units and any underlying Shares shall immediately terminate.

Irish Employee Version

(b)Change in Control. Upon the occurrence of a Change in Control (i) all of the outstanding unvested Service-Based Restricted Stock Units, if any, shall vest and (ii) all of the outstanding Performance-Based Restricted Stock Units, if any, shall vest at the target level of achievement of the applicable performance objectives (i.e., based on an applicable percentage of 50% as described in Exhibit A); provided, that, in each case, the Grantee is in Continuous Service immediately prior to such Change in Control.
(c)Termination of Continuous Service. Except as otherwise provided for in Sections 5(a) or 5(b) above or 5(c) below, if the Grantee’s Continuous Service terminates for any reason at any time prior to: (i) the Service Vesting Date, the unvested Service-Based Restricted Stock Units shall be automatically cancelled by the Company and all of the Grantee’s rights to such Service-Based Restricted Stock Units and any underlying Shares shall immediately terminate; or (ii) January 1, 20[●], the unvested Performance-Based Restricted Stock Units shall be automatically cancelled by the Company and all of the Grantee’s rights to such Performance-Based Restricted Stock Units and any underlying Shares shall immediately terminate.
(d)Forfeiture. Upon the Grantee’s violation of any restrictive covenant by which Grantee may be bound or upon the termination of Grantee’s Continuous Service for Cause prior to: (i) the Service Vesting Date, the unvested Service-Based Restricted Stock Units shall be automatically cancelled by the Company and all of the Grantee’s rights to such Service-Based Restricted Stock Units and any underlying Shares shall immediately terminate; or (ii) the Performance Vesting Date, the unvested Performance-Based Restricted Stock Units shall be automatically cancelled by the Company and all of the Grantee’s rights to such Performance-Based Restricted Stock Units and any underlying Shares shall immediately terminate.
6.Taxes. The Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan the amount of taxes required by law to be withheld therefrom, or to require the Grantee to pay the Company in cash such amount required to be withheld. The Grantee may satisfy any foreign, federal, state or local tax withholding obligation relating to the acquisition of Shares under this Stock Award by any of the following means (in addition to the Company’s right to withhold or to direct the withholding from any compensation paid to the Grantee by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares otherwise deliverable to the Grantee hereunder; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law; or (iii) transferring to the Company or to an Affiliate for repurchase for the aggregate sum of US$1.00, owned and unencumbered Shares with a Fair Market Value equal to the amount of the applicable tax liability in exchange for the Company’s or Affiliate’s commitment to remit such amounts to the taxing authority.
7.Rights as Shareholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee. After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.Compliance with Laws and Regulations. The grant of the Stock Award and issuance of Shares upon settlement of the Stock Award shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all

Irish Employee Version

applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.
9.No Right to Continuous Service; No Compensation for Loss. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right that the Company or any of its Affiliates may have to terminate the Grantee’s Continuous Service at any time, subject to applicable law. Under no circumstances on ceasing to be an employee of the Company or any Affiliate will the Grantee be entitled to any compensation for any loss of any right or benefit or prospective right or benefit in connection with the Stock Award which the Grantee might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.
10.Notices. Any notice provided for in this Agreement or under the Plan must be in writing and must be either personally delivered, transmitted via electronic mail, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via electronic mail, five (5) days after deposit in the mail and one (1) day after deposit for overnight delivery with a reputable overnight courier service.
If to the Company:
    Greenlight Capital Re, Ltd.
    65 Market Street, Suite 1207
    Jasmine Court, Camana Bay
Grand Cayman, KY1-1205
Cayman Islands
Facsimile: (345) 745-4576

If to the Grantee, to Grantee’s physical and/or email address most recently on file with the Company with a copy (which shall not constitute notice) to such other persons as may be designated by Participant in writing.
11.Bound by Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
12.Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, the Stock Award and Restricted Stock Units shall be and remain subject to any incentive compensation clawback, forfeiture or recoupment or similar policy currently in effect or as may be adopted by the Board or Committee and, in each case, as may be amended from time to time. Further, if in the opinion of the independent directors of the Board, the Company’s financial results are restated or materially misstated due in whole or in part to intentional fraud or misconduct by one or more of the Company’s executive officers, the Company’s independent directors may, based upon the facts and circumstances surrounding the restatement, direct that the Company recover all or a portion of the Stock Award granted pursuant to this Agreement and may also seek to recoup any gains realized with respect to such Stock Award.

Irish Employee Version

13.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.
14.Amendment of Stock Award. Subject to Section 15 of this Agreement, the Board at any time and from time to time may amend the terms of this Stock Award; provided, however, that the Grantee’s rights under this Stock Award shall not be impaired by any such amendment unless (i) the Company requests the Grantee’s consent and (ii) the Grantee consents in writing.
15.Adjustment Upon Changes in Capitalization. The Stock Award may be adjusted as provided in the Plan including, without limitation, Section 11 of the Plan. The Grantee, by his execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.
16.Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by, and determined in accordance with, the laws of the Cayman Islands.
17.Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
18.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
19.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

Irish Employee Version

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [●] day of [●], 20[●].

                            GREENLIGHT CAPITAL RE, LTD.

                            _________________________________
                            By: [___________]
                            Title: [_____________]

                            _________________________________
                            Grantee

Irish Employee Version

Exhibit A

Vesting Terms and Conditions of Performance-Based Restricted Stock Units

A.1 Performance-Objectives. The Performance-Based Restricted Stock Units are eligible to vest on the Determination Date (the “Performance Vesting Date”) subject to and based upon the level of achievement of two performance objectives: [●], or sixty-five (65%), of the Performance-Based Restricted Stock Units are eligible to vest based on BVPS Growth (as defined below) increase for the Performance Period (the “BVPS Restricted Stock Units”) and [●], or thirty-five percent (35%), of the Performance-Based Restricted Stock Units are eligible to vest based on the Average Combined Ratio (as defined below) (the “Combined Ratio Restricted Stock Units”), in each case as described below.

(a)BVPS Growth. The number of BVPS Restricted Stock Units that shall vest, if any, on the Determination Date, shall be determined as follows:

	3 Year BVPS Growth Increase	Applicable Percentage
3 Year BVPS Growth Increase Threshold	[●]%	25%
3 Year BVPS Growth Increase Target	[●]%	50%
3 Year BVPS Growth Increase Maximum	[●]%	100%

The BVPS Restricted Stock Units that vest for the Performance Period will equal the product of Applicable Percentage determined above (based on the BVPS Growth Increase) and the BVPS Restricted Stock Units. The Applicable Percentage will be interpolated on a linear basis between each (i) the BVPS Growth Increase Threshold and BVPS Growth Increase Target, and (ii) the BVPS Growth Increase Target and BVPS Growth Increase Maximum. Any fractional BVPS Restricted Stock Units, if any, shall be rounded to the nearest whole number. For the avoidance of doubt, no BVPS Restricted Stock Units shall vest if the BVPS Growth Increase is less than [●]% and in no event shall the Applicable Percentage be greater than one hundred percent (100%).

For purposes of this Agreement:

“BVPS” shall mean the “Fully Diluted Book Value Per Share” as reported in the Company’s Annual Report on Form 10-K filed with the SEC for each respective year during the Performance Period; provided, however, that if the Company does not file an Annual Report on Form 10-K with the SEC by March 15 of the fiscal year immediately following a Performance Period, then BVPS for any such Performance Period shall mean the “Fully Diluted Book Value Per Share” as calculated consistent with past practice and authorized by the audit committee of the board of directors of the Company.
“BVPS Growth Increase” shall mean the cumulative “Increase (decrease) in fully diluted book value per share (%)” amounts as reported in the Company’s Annual Report on Form 10-K filed with the SEC, for each respective year during the
Exhibit A –Stock Award Agreement

Irish Employee Version

Performance Period. For the avoidance of doubt, the cumulative increase shall be calculated on a compounded basis.
(b)Combined Ratio. The number of Combined Ratio Restricted Stock Units that shall vest, if any, on the Determination Date, shall be determined as follows:

	Average Combined Ratio	Applicable Percentage
Average Combined Ratio Threshold	[●]%	25%
Average Combined Ratio Target	[●]%	50%
Average Combined Ratio Maximum	[●]% or less	100%

The Combined Ratio Restricted Stock Units that vest for the Performance Period will equal the product of Applicable Percentage determined above (based on the Average Combined Ratio) and the Combined Ratio Restricted Stock Units. The Applicable Percentage will be interpolated on a linear basis between each (i) the Average Combined Ratio Growth Threshold and Average Combined Ratio Growth Target, and (ii) the Average Combined Ratio Growth Target and Average Combined Ratio Growth Maximum. Any fractional Combined Ratio Restricted Stock Units, if any, shall be rounded to the nearest whole number. For the avoidance of doubt, no Combined Ratio Restricted Stock Units shall vest if the Average Combined Ratio is greater than [●]% and in no event shall the Applicable Percentage be greater than one hundred percent (100.0%).
For purposes of this Agreement:

“Average Combined Ratio” shall mean 1 minus (the sum of the Underwriting Income (or Loss), for each of the three fiscal periods ended December 31 during the Performance Period, divided by the sum of the Net Earned Premium during each of the Company’s three fiscal periods ended December 31 during the Performance Period).

“Underwriting Income” and “Net Earned Premium” shall be based on the amounts reported in the Company’s Annual Reports on Form 10-K for each respective year during the Performance Period.

A.2 General

The Administrator shall determine whether and to what extent each Performance Objective is satisfied and the number of Performance-Based Restricted Stock Units that vest, which determinations shall be made no later than March 15 of the year following the Performance Period (such actual date of determination, the “Determination Date”). Any such determination by the Administrator shall be final and binding.
Exhibit A –Stock Award Agreement